Exhibit 10.1

Execution copy

Committed Facility Agreement

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD. (“BNPP PB”) and the counterparty specified on the signature page (“Customer”), hereby enter into this Committed Facility Agreement (this “Agreement”), dated as of the date specified on the signature page.

Whereas BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Customer have entered into the U.S. PB Agreement, dated as of the date hereof (the “U.S. PB Agreement”) and BNPP PB and Customer have entered into the PBI Agreement, dated as of the date hereof (the “PBI Agreement”);

Whereas BNPP PB, Customer and State Street Bank and Trust Company (including any successor custodian thereto, the “Custodian”) have entered into the Special Custody and Pledge Agreement, dated on or about the date hereof (the “Special Custody Agreement” and together with this Agreement, the U.S. PB Agreement, and the PBI Agreement, the “40 Act Financing Agreements”);

Whereas this Agreement supplements and forms part of the other 40 Act Financing Agreements and sets out the terms of the commitment of BNPP PB to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Definitions -

(a)	Capitalized terms not defined in this Agreement have the respective meanings assigned to them in the Account Agreement. The 40 Act Financing Agreements are included in the term “Contract,” as defined in the Account Agreement.

(b)	“Account Agreement” means the Account Agreement as set forth and provided for in the PBI Agreement and, only to the extent this Agreement has been assigned to BNPP PB, Inc., to the U.S. PB Agreement.

(c)	“Borrowing” means a draw of cash financing by Customer from BNPP PB pursuant to Section 2 of this Agreement.

(d)	“Closing Date” means the date specified on the signature page hereto.

(e)	“Collateral Requirements” means margin requirements set forth in Appendix A attached hereto.

(f)	“Funding Event” means on any day (the “Date of Determination”), BNP Paribas’ long-term credit rating has declined to a level three or more notches below its highest rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd. during the period beginning on and including date of this Agreement and ending on and including such Date of Determination.

(g)	“Maximum Commitment Financing” means the average amount of Outstanding Debit Financing held by Customer over the twenty (20) Business Days immediately preceding the Notice Date or, if fewer, the number of Business Days elapsed since the Closing Date.

(h)	“Net Asset Value” means, with respect to Customer, the net asset value of the Customer calculated in accordance with U.S. generally accepted accounting principles.

(i)	“Net Asset Value Floor” means, with respect to Customer, an amount equal to 50% of the Net Asset Value of Customer, calculated based on the Customer’s Net Asset Value as of its most recent fiscal year end commencing with the prior fiscal year relating to the execution of this Agreement.

(j)	“Notice Date” means the day on which BNPP PB delivers the Facility Modification Notice as set forth in Section 6.

(k)	“Outstanding Debit Financing” means the aggregate cash borrowings under the 40 Act Financing Agreements. For the purposes of calculating such aggregate cash borrowings, if Customer holds debit cash balances in non-USD currencies, BNPP PB will convert each of these balances into USD at prevailing market rates in good faith and in a commercially reasonable manner to determine Customer’s aggregate cash borrowings.

(l)	“1940 Act” means the Investment Company Act of 1940, as amended.

2.	Borrowings -

Subject to the terms hereof, BNPP PB shall make available cash financing under the 40 Act Financing Agreements in an amount up to the relevant Maximum Commitment Financing. Such cash financing shall be made available in immediately available funds. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty. For the avoidance of doubt, any cash financing in excess of the Maximum Commitment Financing shall not be subject to the commitment in Section 6.

On the Closing Date, subject to the terms hereof, BNPP PB shall make funds available to Customer in an amount approved by BNPP PB. Each subsequent Borrowing (not to exceed, in the aggregate with each other outstanding Borrowing, the Maximum Commitment Financing) shall be made on written notice (the “Borrow Request”), given by Customer to BNPP PB not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing (which must be a Business Day) by Customer. Subject to Section 7, BNPP PB shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that the Outstanding Debit Financing, taking into account the amount specified in the Borrow Request, does not exceed the Maximum Commitment Financing) payable to the account designated by the Customer in such Borrow Request.

3.	Repayment -

(a) Upon the occurrence of a Facility Termination Event, an event described in Section 15(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by BNPP PB in accordance with Section 1 of the Account Agreement.

(b) Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in Section 13(b) hereof.

4.	Prepayments -

Customer may, upon at least one Business Day’s notice to BNPP PB stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Financing, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the Commitment Fee as set forth in Appendix B, as applicable.

5.	Interest -

Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount has been paid in full, at the rates specified in Appendix B attached hereto. Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance as additional cash borrowing by the Customer; provided that, notwithstanding such capitalization, the failure by Customer to pay such interest when due, shall be a failure of Customer to comply with an obligation under this Agreement.

6.	Scope of Committed Facility -

Subject to Section 7, BNPP PB shall make available cash financing under the 40 Act Financing Agreements in an aggregate amount up to the relevant Maximum Commitment Financing, and may not take any of the following actions except upon at least 179 calendar days’ prior written notice to Customer (the “Facility Modification Notice”):

(a)	modify the method for calculating the Collateral Requirements;

(b)	recall or cause repayment of any Borrowings under this Agreement;

(c)	modify the interest rate spread on Borrowings under this Agreement, as set forth in Appendix B attached hereto;

(d)	modify any other fees specified in Appendix B attached hereto (the “Fees”), provided that BNPP PB may modify any Fees immediately if (i) the amount of such Fees charged to BNPP PB, as the case may be, have been increased by the provider of the relevant services or (ii) consistent with increases generally to BNPP PB’s customers made at the same time as any increase to the Fees pursuant to this clause 6(d); or

(e) terminate this Agreement or any of the other 40 Act Financing Agreements.

Notwithstanding the foregoing or anything to the contrary herein, on or at any time after the occurrence of a Funding Event, BNPP PB shall have the option to terminate the Agreement immediately upon notice. Upon termination resulting from the exercise of such option, BNPP PB shall pay to Customer a fee equal to 20 bps on the amount of Maximum Commitment Financing.

7.	Conditions for Committed Facility -

The commitment as set forth in Sections 2 and 6 only applies so long as –

(a)	Customer satisfies the Collateral Requirements;

(b)	no Default or Facility Termination Event has occurred; and

(c)	there has not occurred any permitted termination of this Agreement (including, without limitation, pursuant to Section 15).

8.	Commitment Fee -

Waived.

9.	Substitution -

(a)	After BNPP PB sends a Facility Modification Notice, Customer may, subject to the Special Custody Agreement, (i) purchase and sell portfolio securities in the ordinary course of business consistent with its investment restrictions and (ii) substitute collateral in the form of securities if the new securities are in the same or higher quality category as the existing securities, determined by BNPP PB in its good faith discretion; provided that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a commercially reasonable period (in any event no sooner than the standard settlement period applicable to such collateral).

(b)	Prior to BNPP PB sending a Facility Modification Notice, Customer may, subject to the Special Custody Agreement, substitute collateral, provided that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a reasonable period (in any event no sooner than the standard settlement period applicable to such collateral).

10.	Collateral Delivery -

If notice of a Collateral Requirement is sent to Customer: (i) on or before 11:00 a.m. New York time on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 11:00 a.m. New York time on any Business Day, then Customer shall deliver all required Collateral no later than 5:00 p.m. New York time on the immediately succeeding Business Day.

11.	Representations and Warranties -

Customer hereby makes all the representations and warranties set forth in Section 5 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements.

12.	Financial Information -

Customer shall provide BNPP PB with copies of –

i.	the most recent annual report of Customer containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within 120 calendar days after the end of each fiscal year of Customer;

ii.	the most recent monthly financial statement of Customer, including performance returns and Net Asset Value of Customer, as soon as available and in any event within 30 calendar days after the end of each month; and

iii.	the estimated Net Asset Value statement of Customer within one (1) Business Day of request therefor by BNPP PB.

13.	Termination -

(a)	Upon the occurrence of a Facility Termination Event, BNPP PB shall have the right to terminate this Agreement, accelerate the maturity of any and all Borrowings to be immediately due and payable, modify the method for calculating the Collateral Requirements, and modify any interest rate spread, fees, charges, or expenses, in each case, in accordance with the timeframes specified in the Account Agreement.

(b)	Upon the occurrence of a Default, the BNPP Entities may terminate any of the 40 Act Financing Agreements and/or take Default Action or any other action provided for under the 40 Act Financing Agreements.

(c)	Each of the following events constitutes a “Facility Termination Event”:

i.	the occurrence of a repudiation, event of default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by Customer under any contract or agreement with a third party which has resulted in the relevant contract being declared due and payable prior to the time it otherwise would have been due and payable, where the aggregate principal amount declared due and payable of any such contract or agreement or with respect to a transaction under an ISDA Master Agreement (which, for the avoidance of doubt, includes any obligations with respect to borrowed money or other assets in connection with such contract or agreement) is not less than the lesser of (x) 3% of the Net Asset Value of Customer and (y) USD $10,000,000;

ii.	there occurs any change in BNPP PB’s interpretation of any Applicable Law or the adoption of or any change in the same that, in the reasonable opinion of counsel to BNPP PB, has the effect with regard to BNPP PB of impeding or prohibiting the arrangements under the 40 Act Financing Agreements (including, but not limited to, imposing or adversely modifying or affecting the amount of regulatory capital to be maintained by BNPP PB);

iii.	(A) as of the final Business Day of each calendar month, the Net Asset Value of Customer has declined by fifteen percent (15%) or more from the Net Asset Value of Customer as of the final Business Day of the prior calendar month; or (B) as of the final Business Day of each calendar month, the Net Asset Value of Customer has declined by twenty-five percent (25%) or more from the Net Asset Value of Customer as of the final Business Day of the third (3rd) prior calendar month; or (C) as of the final Business Day of each calendar month, the Net Asset Value of Customer has declined by thirty-five percent (35%) or more from the Net Asset Value of Customer as of the final Business Day of the twelfth (12th) prior calendar month; (for purposes of (A), (B) and (C), any decline in the Net Asset Value shall be based solely on performance and shall exclude any positive or negative change caused by capital transfers, such as redemptions, withdrawals, subscriptions, contributions or investments, howsoever characterized);

iv.	the investment management agreement between Customer and its investment advisor (“Advisor”) is terminated or the Advisor otherwise ceases to act as investment advisor of Customer; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment advisor appointed immediately who is acceptable to BNPP PB in its good faith discretion;

v.	Customer violates the leverage limitations under Section 61 of the 1940 Act and the interpretations thereof from the Securities and Exchange Commission and its staff;

vi.	Customer is not classified as a “closed-end company” as defined in Section 5 of the 1940 Act; or

vii.	Customer changes its fundamental investment policies without the prior notice to and the consent of BNPP PB.

(d)	Each of the following events constitutes a “Default” and shall be an “Event of Default” for purposes of the Account Agreement:

i.	Customer fails to meet the Collateral Requirements within the time periods set forth in Section 10 after BNPP PB delivers notice to Customer of such failure; provided that, it shall not be a Default if such failure is caused by an error or omission of an administrative or operational nature of which Customer has notified BNPP PB on the day such posting was due and (A) funds were available for Customer to post when due and (B) such posting is made by the close of business on the immediately following Business Day after such posting was originally due;

ii.	Customer fails to deliver its financial information within the time periods set forth in Section 12 and such failure is not remedied within (A) five (5) days for a failure under Sections 12(a)(i), 12(a)(ii), and 12(a)(iii), and (B) one (1) Business Day for a failure under Section 12(a)(iv);

iii.	the Net Asset Value of Customer declines below the Net Asset Value Floor;

iv.	any representation or warranty made or deemed made by Customer to BNPP PB under any 40 Act Financing Agreement (including under Section 11 herein) proves false or misleading when made or deemed made;

v.	Customer fails to comply with or perform any other agreement or obligation under this Agreement or the other 40 Act Financing Agreements and such failure is not cured within five (5) Business Days of written notice of such failure (via email to [please provide]);

vi.	Customer becomes bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding (provided, however, that in the case of a proceeding instituted against Customer, the existence of such proceeding shall not constitute a Default or an Event of Default unless such proceeding is not dismissed within 15 days of its commencement) or all or substantially all its assets become subject to a suit, levy, enforcement, or other legal process where a secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, has a secured party take possession of all or substantially all its assets, or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

vii.	the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by, or with respect to, Customer under any contract or agreement with a BNPP Entity or affiliate of a BNPP Entity beyond any applicable notice or cure periods; provided that, with respect to defaults not resulting from payment, posting or margin delivery failures, such event has resulted in the acceleration, termination or close-out of all transactions under such contract (howsoever characterized).

(e)	Customer shall have the right to terminate this Agreement upon 179 days’ prior notice.

14.	Notices -

Notices under this Agreement shall be provided pursuant to Section 12(a) of the Account Agreement.

15.	Compliance with Applicable Law -

(a)	Notwithstanding any of the foregoing, if required by Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act) –

i.	the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

ii.	BNPP PB may recall any outstanding cash loan under the 40 Act Financing Agreements;

iii.	BNPP PB may modify the method for calculating the Collateral Requirements; and

iv.	the BNPP Entities may take Default Action.

(b)	This Agreement will not limit the ability of BNPP PB to change the product provided under this Agreement and the 40 Act Financing Agreements as necessary to comply with Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act).

16.	Miscellaneous -

(a)	In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

(b)	This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine.

(c)	Section 16(c) of the Account Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein.

(d)	Notwithstanding anything in any of the 40 Act Financing Agreements to the contrary, if any of the BNPP Entities (the “Assignor”) assigns its rights hereunder or any interest herein or under any other 40 Act Financing Agreement to any other person (such person, including any subsequent assignee, referred to herein as an “Assignee”), Customer shall in no event be required to pay to Assignee any additional amounts with respect to Taxes under any provision herein (or in any of the 40 Act Financing Agreements) in excess of the amounts Customer was required to pay with respect to payments made to Assignor prior to such assignment.

(e)	This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

(The remainder of this page is blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of Oct. 19, 2017.

NEXPOINT CAPITAL, INC.

By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD.

By:	/s/ Jeffrey Lowe
Name: Jeffrey Lowe
Title: Managing Director

By:	/s/ JP Muir
Name: JP Muir
Title: Managing Director

Execution copy

Appendix A – Collateral Requirements

THIS APPENDIX forms a part of the Committed Facility Agreement entered into between BNP Paribas Prime Brokerage International, Ltd. (“BNPP PB”) and NexPoint Capital, Inc. (“Customer”) (the “Committed Facility Agreement”).

1.	Collateral Requirements -

The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the “Positions”) shall be the greatest of:

(a) the aggregate product of (x) the Collateral Percentage applicable to such Positions and (y) the Current Market Value of such respective Positions;

(b) the sum of the collateral requirements of such Positions as per Regulation T or Regulation X, as applicable, of the Board of Governors of the Federal Reserve System and Financial Industry Regulatory Authority Rule 4210 (as determined by BNPP PB), as amended from time to time; or

(d) the Concentration Floor.

2.	Eligible Securities -

(a)	Positions in the following eligible equity and fixed income security types of Developed Market Securities, provided that all such securities are capable of being valued by BNPP PB on a daily basis based on internal and external pricing sources and are denominated in USD (“Eligible Securities”, which term shall exclude any securities described in Section 2(b)) are covered under the Committed Facility Agreement:

i.	common stock traded on the New York Stock Exchange, NASDAQ, NYSE Arca, and NYSE Amex Equities;

ii.	convertible and non-convertible corporate debt securities or preferred securities; or

iii.	Treasury Securities.

(b)	Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value:

i.	any security type not covered above, as determined by BNPP PB in its sole discretion;

ii.	any short security position;

iii.	any security offered through a private placement or any restricted securities;

iv.	any security that is not maintained as a book-entry security on a major depository, such as The Depository Trust Company;

v.	any securities that are municipal securities, asset-backed securities, mortgage securities, Contingent Convertible Securities, Payment-in-Kind Securities, Emerging Market Securities, Structured Securities (notwithstanding the fact that such securities would otherwise be covered), or any securities denominated in currencies other than USD;

vi.	any security where Customer or Customer’s Advisor (A) is an Affiliate of the Issuer of the relevant equity securities or (ii) beneficially owns more than 9% of either (a) the voting interests of the Issuer or (b) any voting class of equity securities of the Issuer (in each case, whether such positions are held in accounts established pursuant to the 40 Act Financing Agreements or otherwise). For the avoidance of doubt, for purposes of determining beneficial ownership, any convertible debt of preferred debt shall be treated as converted;

vii.	any equity security with a market capitalization of less than USD $300,000,000;

viii.	any Debt Security which trades below 40% of its nominal value;

ix.	any Debt Security Position which has a Current Market Value that is greater than 10% of the Issue Size;

x.	any Debt Security whose outstanding issuance, calculated pursuant to its face value, is less than USD $50,000,000;

xi.	to the extent that the Gross Market Value of Positions in Subordinated Bonds exceeds 20% of the Portfolio Gross Market Value and Customer fails to rebalance within one Business Day of notice from BNPP PB, any Positions in excess of such 20% (and BNPP PB shall determine in its sole discretion which specific securities shall be considered to be in excess of such 20%);

xii.	to the extent that the Gross Market Value of Positions in Tier 1 Capital (Capital Contingent Securities) exceeds 10% of the Portfolio Gross Market Value and Customer fails to rebalance within one Business Day of notice from BNPP PB, any Positions in excess of such 10% (and BNPP PB shall determine in its sole discretion which specific securities shall be considered to be in excess of such 10%);

xiii.	any Positions with Days of Trading Volume equal to or greater than 4; and

xiv.	any Positions with Equity Volatility equal to or greater than 100%

xv.	any security for which, on the relevant date of determination, the record date in connection with a Distribution Event shall occur less than seven (7) calendar days after such date of determination.

3.	Equity Securities Collateral Percentage -

The Collateral Percentage for a Position consisting of applicable equity securities that are Eligible Securities shall be:

i.	subject to paragraph ii below, the sum of (A) the Equity Core Collateral Rate and (B) the product of (I) the Equity Core Collateral Rate and (II) the sum of the the Equity Liquidity Factor and the Equity Volatility Factor, or

ii.	100% if the product determined under paragraph (i) above is greater than 100%.

(a)	Equity Liquidity Factor.

The	“Equity Liquidity Factor” shall be determined pursuant to the following table.

Days of Trading Volume	Equity Liquidity Factor
Less than 2	0
2 to 4	1

(b)	Equity Volatility Factor.

The “Equity Volatility Factor” shall be determined pursuant to the following table.

Equity Volatility	Equity Volatility Factor
Less than 35%	0
Equal to or greater than 35% and less than 50%	0.5
Equal to or greater than 50% and less than 75%	1
Equal to or greater than 75% and less than 100%	2

4.	Debt Securities and Treasury Securities Collateral Percentage -

The Collateral Percentage for a Position consisting of applicable Debt Securities that are Eligible Securities shall be the sum of (A) the Debt Core Collateral Rate and (B) the product of (1) the Debt Core Collateral Rate and (2) the sum of the Debt Liquidity Adjustment and the Debt Maturity Adjustment; provided that the Collateral Percentage for any eligible Debt Security calculated to be greater than 100% shall be deemed to be 100%.

(a) Debt Core Collateral Rate.

The “Debt Core Collateral Rate” shall be (i) for Treasury Securities, 10%, and (ii) for all other Debt Securities, as determined pursuant to the following table, using the lower of the S&P or Moody’s rating as shown below; provided, that (A) if there is only one such rating, then the Debt Core Collateral Rate corresponding to such rating shall be used and (B) if there is no such rating, then the Debt Core Collateral Rate shall be 50%.

S& P’s Rating	Moody’s Rating	Debt Core Collateral Rate
AAA to A-	Aaa to A3	10%
BBB+ to BBB-	Baa1 to Baa3	20%
BB+ to BB-	Ba1 to Ba3	30%
B+ to B-	B1 to B3	40%
CCC+ to CCC- / NR	Caa1 to Caa3 /NR	50%
Below CCC- / any Defaulted Debt Security	Below Caa3 / any Defaulted Debt Security	70%

(b) Debt Liquidity Adjustment

The “Debt Liquidity Adjustment” shall be determined pursuant to the following table. The Debt Liquidity Adjustment shall be applied to the entire Position that is within the relevant liquidity threshold category; provided that, notwithstanding any other provision of this Appendix, Positions whereby the Percent of Issue Size is 35% or more shall not be Eligible Securities.

Percentage of Issue Size	Debt Liquidity Adjustment
Less than 10%	0
Greater than 10% and equal to or less than 20%	1.5
Greater than 20% and equal to or less than 35%	2

(c)	Debt Maturity Adjustment

The “Debt Maturity Adjustment” shall apply to Debt Securities with maturities greater than 10 years. The Debt Maturity Adjustment shall be determined pursuant to the following table and shall be based on the lower of the S&P or Moody’s rating, provided that if there is only one such rating, then the Debt Maturity Adjustment corresponding to such rating shall be used. BNPP PB may, in its sole discretion, assign a shorter effective maturity to a Debt Security in accordance with such security’s optional redemption features.

S&P / Moody’s Rating	Debt Maturity Adjustment
A- / A3 & above	0.5
BBB+, BBB, BBB- / Baa1, Baa2, Baa3	0.58
BB+, BB, BB- / Ba1, Ba2, Ba3	0.53
B+, B, B- / B1, B2, B3	0.5
Not Rated	0.4
CCC+, CCC, CCC- / Caa1, Caa2, Caa3	0.33

5.	The Concentration Floor -

The Concentration Floor shall be the greatest of (i) 200% of the largest Issuer Exposure or (ii) 35% of the largest Sector Exposure.

6.	Positions Outside the Scope of this Appendix -

For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or part of a Position not covered by the terms of this Appendix shall be determined by BNPP PB in its sole discretion.

7.	One-off Collateral Requirements -

From time to time BNPP PB, in its sole discretion, may agree to a different Collateral Requirement than the Collateral Requirement determined by this Appendix for a particular Position; provided that, for the avoidance of doubt, the commitment in Section 6(a) of the Committed Facility Agreement shall apply only with respect to the Collateral Requirements based upon the Collateral Percentage determined in accordance with this Appendix A hereof and BNPP PB shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required as determined in accordance with this Appendix A.

8.	Certain Definitions -

(a)	“Affiliate” means an affiliate as defined in Rule 144(a)(1) under the Securities Act of 1933.

(b)	“Bloomberg” means the Bloomberg Professional service.

(c)	“Capital Contingent Security” means any security which can be converted to common equity upon a trigger of a Tier 1 Capital Ratio (as defined in the third Basel Accord).

(d)	“Collateral Percentage” means the percentage as determined by BNPP PB according to this Appendix A.

(e)	“Contingent Convertible Security” means any contingent convertible Debt Security (including, without limitation any convertible Debt Security where the right to convert the relevant security is contingent upon the price of the common equity of the Issuer of such security reaching a level that is higher than the conversion price).

(f)	“Current Market Value” means with respect to a Position, an amount equal to the product of (i) the number of units of the relevant security and (ii) the price per unit of the relevant security (determined by BNPP PB).

(g)	“Days of Trading Volume” means with respect to an equity security, an amount equal to the quotient of (i) the number of shares of such security constituting the Position, as numerator and (ii) the 90-day average daily trading volume of such security as shown on Bloomberg (or, if the 90-day average daily trading volume of such security is unavailable, the 30-day average daily trading volume of such security, as determined by BNPP PB in its sole discretion), as denominator.

(h)	“Debt Security” means convertible and non-convertible preferred securities and corporate debt securities.

(i)	“Developed Market Security” means any security for which the country of risk originates from any of the following: Australia, Austria, Belgium, Canada, Cyprus, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, Luxembourg, Malta, Netherlands, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, United States.

(j)	“Emerging Market Security” means any security which is not a Developed Market Security.

(k)	“Equity Core Collateral Rate” means 15%.

(l)	“Equity Volatility” means with respect to an equity security, the 90-day historical volatility of such security as determined by BNPP PB in its sole discretion or, if the 90-day historical price volatility of such security is unavailable, the 30-day historical price volatility of such security as determined by BNPP PB in its sole discretion.

(m)	“Gross Market Value” of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

(n)	“Issuer” means, with respect to a Debt Security or equity security, the ultimate parent company or similar term as used by Bloomberg; provided that, if the relevant security was issued by a company or a subsidiary of a company that has issued common stock, the Issuer shall be deemed to be the entity that has issued common stock; provided further that, with respect to any exchange-traded funds, the Issuer of such securities shall be the index to which the relevant securities relate, if any.

(o)	“Issuer Exposure” means the Current Market Value of all Positions that are Eligible Securities in any given Issuer (as classified by Bloomberg).

(p)	“Issue Size” means with respect to a Position in a Debt Security of an Issuer, the Current Market Value of all such Debt Securities issued by the Issuer and still outstanding.

(q)	“Moody’s” means Moody’s Investor Service, Inc.

(r)	“Payment-in-Kind Security” means any security that permits the Issuer to pay the holder of such security with additional securities or assets in place of cash.

(s)	“Percent of Issue Size” means the quotient of (i) the Current Market Value of any Position in a specific issue and (ii) the Issue Size.

(t)	“Portfolio Gross Market Value” means the Gross Market Value of all of the Positions that are Eligible Securities.

(u)	“Sector Exposure” means the Current Market Value of all Positions that are Eligible Securities in any given industry sector (as classified by Bloomberg).

(v)	“Structured Securities” means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

(w)	“Subordinated Bond” means any bond with a lower priority than other securities when assets are distributed in liquidation or bankruptcy (as determined by the field “IS_SUBORDINATED” in Bloomberg).

(x)	“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(y)	“Treasury Security” means any security that is a direct obligation of the United States Treasury. For the avoidance of doubt, neither Treasury Inflation-Protected Securities nor securities issued under the Separate Trading of Registered Interest and Principal of Securities program nor securities issued by any other United States government agency or government sponsored enterprise are herein considered Treasury Securities.

Execution copy

Appendix B

Pricing

NexPoint Capital, Inc.

Financing Rate

Customer Debit Rate

Waterfall	Asset Class	Benchmark Rate	Spread
1	Equities Tier 1—S&P 500	USD LIBOR 1M	60 bps
2	Equities Tier 2—Russell 1000	USD LIBOR 1M	65 bps
3	Equities Tier 3—Russell 2000	USD LIBOR 1M	70 bps
4	All other Eligible Equities Securities	USD LIBOR 1M	130 bps
5	Investment Grade Bonds	USD LIBOR 1M	90 bps
6	Sub-Investment Grade Bonds	USD LIBOR 1M	130 bps

The Customer Debit Rate will be allocated in accordance with the Waterfall order of the Asset Classes set forth above to determine the applicable Benchmark Rate and Spread (as each such term is defined in the table above) for Eligible Securities (as defined in Appendix A). The Customer Debit Rate will equal the weighted average of such calculations.

For securities which otherwise qualify as Eligible Securities but (i) do not fall within the parameters of an Asset Class listed above or (ii) fall within the parameters of an Asset Class listed above but have been “chilled” at DTC or otherwise prohibited from being hypothecated by the depository, the Customer Debit Rate shall equal 1 Month LIBOR + 160 bps, including defaulted Convertible Bonds and defaulted Corporate Bonds.

The debit rates for securities which do not qualify as Eligible Securities are not subject to the commitment set forth in Section 2 of the Agreement and, accordingly (i) shall be determined by BNPP PB in its sole discretion, and (ii) are subject to change at any time by BNPP PB.